As filed with the Securities and Exchange Commission on April 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1395608
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

________________________

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Anthony V. Cosentino

Executive Vice President and Chief Financial Officer

SB Financial Group, Inc.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

________________________

Copies of Correspondence to:

Curtis A. Loveland, Esq.

Erin F. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street, Suite 2800

Columbus, Ohio 43215-6194

(614) 227-2059

(614) 227-2100 (fax)

esiegfried@porterwright.com

________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Shares, without par value
Preferred Shares, without par value
Depositary Shares
Total			$30,000,000	$3,477

(1)	Omitted pursuant to General Instruction II.D. of Form S-3. The proposed maximum offering price per class of security registered will be determined from time to time by SB Financial Group, Inc. in connection with, and at the time of, the issuance by SB Financial Group, Inc. of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of common shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. At no time will the maximum aggregate offering price of all securities issued in any given 12-month period exceed the amount allowed in General Instruction I.B.6 of Form S-3.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The maximum aggregate offering price of the securities to be registered will not exceed $30,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 7, 2017

PROSPECTUS

$30,000,000

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●	We may offer from time to time to sell any combination of shares of our common stock, preferred stock and depositary shares in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering. The aggregate offering price of our shares sold under this prospectus will not exceed $30,000,000.
●	This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
●	We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
●	The last reported sale price of our common stock on April 5, 2017 was $16.86 per share.
●	Trading symbol: Nasdaq Global Market – SBFG

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This investment involves risk. You should read the “Risk Factors” section beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016, before making a decision to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2017

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information and Incorporation by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, “we,” “us,” “our,” the “Company,” and “SB Financial” refer to SB Financial Group, Inc. and its subsidiaries.

ABOUT SB FINANCIAL GROUP, INC.

We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

Through our direct and indirect subsidiaries we engage in a variety of activities, including commercial banking, item processing, and wealth management services, as explained in more detail below. Our subsidiary, The State Bank and Trust Company (“State Bank”), is an Ohio state-chartered bank, which offers a full range of commercial banking services, including checking accounts, savings accounts, money market accounts and time certificates of deposit; automatic teller machines; commercial, consumer, agricultural and residential mortgage loans; personal and corporate trust services; commercial leasing; bank credit card services; safe deposit box rentals; Internet banking; private client group services; and other personalized banking services. The trust and financial services division of State Bank offers various trust and financial services, including asset management services for individuals and corporate employee benefit plans, as well as brokerage services through Cetera Financial Group, an unaffiliated company. State Bank presently operates eighteen banking centers, all located within the Ohio counties of Allen, Defiance, Franklin, Fulton, Hancock, Lucas, Paulding, Wood and Williams, and one banking center located in Allen County, Indiana. State Bank also presently operates six loan production offices, in Franklin, Lucas and Seneca Counties, Ohio, Kosciusko and Steuben County, Indiana and Monroe County, Michigan. At December 31, 2016, State Bank had 219 full-time equivalent employees.

RFCBC, Inc. (“RFCBC”) is an Ohio corporation and is our wholly owned subsidiary that was incorporated in August 2004. RFCBC operates as a loan subsidiary in servicing and working out problem loans. At December 31, 2016, RFCBC had no employees.

SB Financial Group’s technology subsidiary, Rurbanc Data Services, Inc. dba RDSI Banking Systems (“RDSI”) provides item processing services to community banks and businesses. RDSI has been in operation since 1964 and became an Ohio corporation in June 1976. RDSI has one operating location in Defiance, Ohio. In September 2006, RDSI acquired Diverse Computer Marketers, Inc. (“DCM”) which was merged into RDSI effective December 31, 2007 and now operates as a division of RDSI doing business as “DCM”. DCM has one operating location in Lansing, Michigan.

RDSI/DCM provides item processing, statement production, and related services to community banks located primarily in the Midwest. At December 31, 2016, RDSI/DCM had 8 full-time equivalent employees.

We are an Ohio corporation, organized in 1983. Our executive offices are located at 401 Clinton Street, Defiance, Ohio 43512, and our telephone number is (419) 783-8950. Our corporate website address is www.YourSBFinancial.com. This reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

Changes in economic and political conditions could adversely affect our earnings through declines in deposits, loan demand, the ability of our borrowers to repay loans and the value of the collateral securing our loans.

Our success depends to a large extent upon local and national economic conditions, as well as governmental fiscal and monetary policies. Conditions such as inflation, recession, unemployment, changes in interest rates, money supply and other factors beyond our control can adversely affect our asset quality, deposit levels and loan demand and, therefore, our earnings and our capital. The recent election of a new United States President is widely expected to result in substantial, unpredictable changes in economic and political conditions for the United States and the remainder of the World. Economic turmoil in Europe and Asia and changes in oil production in the Middle East affect the economy and stock prices in the United States, which can affect our earnings and capital and the ability of our customers to repay loans. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral and our ability to sell the collateral upon foreclosure. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings and cash flows. In addition, our lending and deposit gathering activities are concentrated primarily in Northwest Ohio. As a result, our success depends in large part on the general economic conditions of these areas, particularly given that a significant portion of our lending relates to real estate located in this region. Therefore, adverse changes in the economic conditions in these areas could adversely impact our earnings and cash flows.

Our earnings are significantly affected by the fiscal and monetary policies of the federal government and its agencies.

The policies of the Federal Reserve Board impact us significantly. The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits, and can also affect the value of financial instruments we hold. Those policies determine to a significant extent our cost of funds for lending and investing. Changes in those policies are beyond our control and are difficult to predict. Federal Reserve Board policies can also affect our borrowers, potentially increasing the risk that they may fail to repay their loans. For example, a tightening of the money supply by the Federal Reserve Board could reduce the demand for a borrower’s products and services. This could adversely affect the borrower’s earnings and ability to repay its loan, which could have a material adverse effect on our financial condition and results of operations.

We may be unable to manage interest rates risks, which could reduce our net interest income.

Our results of operations are affected principally by net interest income, which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. The spread between the yield on our interest-earning assets and our overall cost of funds has been compressed in the recent low interest rate environment, and our net interest income may continue to be adversely impacted by an extended period of continued low rates. We cannot predict or control changes in interest rates. National, regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Federal Reserve Board, affect the movement of interest rates and our interest income and interest expense. If the interest rates paid on deposits and other borrowed funds increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowed funds.

In addition, certain assets and liabilities may react in different degrees to changes in market interest rates. For example, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while interest rates on other types may lag behind. Some of our assets, such as adjustable rate mortgages, have features that restrict changes in their interest rates, including rate caps.

Interest rates are highly sensitive to many factors that are beyond our control. Some of these factors include: inflation; recession; unemployment; money supply; international disorders; and instability in domestic and foreign financial markets. Changes in interest rates may affect the level of voluntary prepayments on our loans and may also affect the level of financing or refinancing by customers. We believe that the impact on our cost of funds from a rise in interest rates will depend on a number of factors, including but not limited to, the competitive environment in the banking sector for deposit pricing, opportunities for clients to invest in other markets such as fixed income and equity markets, and the propensity of customers to invest in their businesses. The effect on our net interest income from an increase in interest rates will ultimately depend on the extent to which the aggregate impact of loan re-pricings exceeds the impact of increases in our cost of funds.

If our actual loan losses exceed our allowance for loan losses, our net income will decrease.

Our loan customers may not repay their loans according to their terms, and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. In accordance with accounting principles generally accepted in the United States, we maintain an allowance for loan losses to provide for loan defaults and non-performance, which when combined, we refer to as the allowance for loan losses. Our allowance for loan losses may not be adequate to cover actual credit losses, and future provisions for credit losses could have a material adverse effect on our operating results. Our allowance for loan losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for loan losses. We cannot assure you that we will not further increase the allowance for loan losses or that regulators will not require us to increase this allowance. Either of these occurrences could have a material adverse effect on our financial condition and results of operations.

FDIC insurance premiums may increase materially, which could negatively affect our profitability.

The Federal Deposit Insurance Corporation (“FDIC”) insures deposits at FDIC insured financial institutions, including State Bank. The FDIC charges the insured financial institutions premiums to maintain the Deposit Insurance Fund at a certain level. During 2008 and 2009, there were higher levels of bank failures which dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. The FDIC collected a special assessment in 2009 to replenish the Deposit Insurance Fund and also required a prepayment of an estimated amount of future deposit insurance premiums. If the costs of future bank failures increase, deposit insurance premiums may also increase. The FDIC recently adopted rules revising the assessments in a manner benefiting banks with assets totaling less than $10 billion. There can be no assurance, however, that assessments will not be changed in the future.

Legislative or regulatory changes could adversely impact our businesses.

The financial services industry is extensively regulated. We are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of our operations. These laws and regulations are primarily intended for the protection of consumers, depositors, borrowers, and the federal deposit insurance fund, not to benefit our shareholders. Changes to the laws and regulations or other actions by regulatory agencies may negatively impact us, possibly limiting the services we provide, increasing the ability of non-banks to compete with us or requiring us to change the way we operate. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on the operation of an institution and the ability to determine the adequacy of an institution’s allowance for loan losses. Failure to comply with applicable laws, regulations and policies could result in sanctions being imposed by the regulatory agencies, including the imposition of civil money penalties, which could have a material adverse effect on our operations and financial condition. Even the reduction of regulatory restrictions could have an adverse impact on us if such lessening of restrictions increases competition within our industry or market areas.

In light of conditions in the global financial markets and the global economy that occurred in the last decade, regulators have increased their focus on the regulation of the financial services industry. In the last several years, Congress and the federal bank regulators have acted on an unprecedented scale in responding to the stresses experienced in the global financial markets. Some of the laws enacted by Congress and regulations promulgated by federal banking regulators subject us and other financial institutions to additional restrictions, oversight and costs that may have an impact on our business and results of operations.

Changes in tax laws could adversely affect our performance.

We are subject to extensive federal, state and local taxes, including income, excise, sales/use, payroll, franchise, withholding and ad valorem taxes. Changes to our taxes could have a material adverse effect on our results of operations. In addition, our customers are subject to a wide variety of federal, state and local taxes. Changes in taxes paid by our customers may adversely affect their ability to purchase homes or consumer products, which could adversely affect their demand for our loans and deposit products. In addition, such negative effects on our customers could result in defaults on the loans we have made.

Our success depends upon our ability to attract and retain key personnel.

Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. We cannot assure you that we will be able to retain our existing key personnel or attract additional qualified personnel. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition and results of operations could be adversely affected.

We depend upon the accuracy and completeness of information about customers.

In deciding whether to extend credit or enter into other transactions with customers, we may rely on information provided to us by customers, including financial statements and other financial information. We may also rely on representations of customers as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to a business, we may assume that the customer’s audited financial statements conform with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer, and we may also rely on the audit report covering those financial statements. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with generally accepted accounting principles or that are materially misleading.

Our ability to pay cash dividends is limited, and we may be unable to pay cash dividends in the future even if we elect to do so.

We are dependent primarily upon the earnings of our operating subsidiaries for funds to pay dividends on our common and depositary shares. The payment of dividends by us is also subject to regulatory restrictions. As a result, any payment of dividends in the future will be dependent, in large part, on our ability to satisfy these regulatory restrictions and our subsidiaries’ earnings, capital requirements, financial condition and other factors. There can be no assurance as to if or when we may pay dividends or as to the amount of any dividends which may be declared and paid to shareholders in future periods. Failure to pay dividends on our shares could have a material adverse effect on the market price of our shares.

A limited trading market exists for our common shares and depositary shares, which could lead to price volatility.

Your ability to sell or purchase our common and depositary shares depend upon the existence of an active trading market for our shares. While our common and depositary shares are quoted on the NASDAQ Capital Market, they trade infrequently. As a result, you may be unable to sell or purchase our shares at the volume, price and time you desire. The limited trading market for our shares may cause fluctuations in the market value of our shares, leading to price volatility in excess of that which would occur in a more active trading market.

The market price of our common and depositary shares may be subject to fluctuations and volatility.

The market price of our common and depository shares may fluctuate significantly due to, among other things, changes in market sentiment regarding our operations, financial results or business prospects, the banking industry generally or the macroeconomic outlook. Factors that could influence trading prices include:

●	our operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;

●	developments in our business or operations or in the financial sector generally;

●	any future offerings by us of debt or preferred shares, which would be senior to our common shares upon liquidation and for purposes of dividend distributions;

●	legislative or regulatory changes affecting our industry generally or our business and operations specifically;

●	the operating and stock price performance of companies that investors consider to be comparable to us;

●	announcements of strategic developments, acquisitions and other material events by us or our competitors;

●	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by any future offering and/or sale of additional securities of the Company;

●	actions by our current shareholders, including future sales of common shares by existing shareholders, including our directors and executive officers; and

●	Other changes in U.S. or global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Equity markets in general and our shares in particular have experienced volatility over the past few years. The market price of our shares may continue to be subject to volatility unrelated to our operating performance or business prospects. Increased volatility could result in a decline in the market price of our shares.

Investors could become subject to regulatory restrictions upon ownership of our common shares.

Under the federal Change in Bank Control Act, a person may be required to obtain prior approval from the Federal Reserve before acquiring 10 percent or more of our common shares or the power to directly or indirectly control our management, operations, or policies.

We have implemented anti-takeover devices that could make it more difficult for another company to purchase us, even though such a purchase may increase shareholder value.

In many cases, shareholders may receive a premium for their shares if we were purchased by another company. Ohio law and our Articles and Amended and Restated Regulations, as amended (“Regulations”), make it difficult for anyone to purchase us without the approval of our board of directors. Consequently, a takeover attempt may prove difficult, and shareholders may not realize the highest possible price for their securities.

The preparation of our financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make significant estimates that affect the financial statements. Two of our most critical estimates are the level of the allowance for loan losses and the accounting for goodwill and other intangibles. Because of the inherent nature of these estimates, we cannot provide complete assurance that we will not be required to adjust earnings for significant unexpected loan losses, nor that we will not recognize a material provision for impairment of our goodwill. For additional information regarding these critical estimates, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 33 of our Annual Report on Form 10-K, filed on March 10, 2017.

Changes in accounting standards could influence our results of operations.

The accounting standard setters, including the Financial Accounting Standards Board, the SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of our consolidated financial statements. These changes can be difficult to predict and can materially affect how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, which would result in the restatement of our financial statements for prior periods.

Our information systems may experience an interruption or security breach.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability.

Unauthorized disclosure of sensitive or confidential client information, whether through a breach of our computer systems or otherwise, could severely harm our business.

As part of our financial institution business, we collect, process and retain sensitive and confidential client and customer information on behalf of our subsidiaries and other third parties. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors or other similar events. If information security is breached, information can be lost or misappropriated, resulting in financial loss or costs to us. Any security breach involving confidential customer information, whether by us or by third-party vendors, could severely damage our reputation, expose us to the risks of litigation and liability or disrupt our operations and have a material adverse effect on our business.

We may be compelled to seek additional capital in the future, but capital may not be available when needed.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. In addition, federal banking agencies have proposed extensive changes to their capital requirements, including raising required amounts and eliminating the inclusion of certain instruments from the calculation of capital. The final form of such regulations and their impact on us is unknown at this time, but may require us to raise additional capital. In addition, we may elect to raise additional capital to support our business or to finance acquisitions, if any, or we may otherwise elect to raise additional capital. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot be assured of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our financial condition, results of operations and prospects.

Strong competition within our market area may reduce our ability to attract and retain deposits and originate loans.

We face competition both in originating loans and in attracting deposits within our market area. We compete for clients by offering personal service and competitive rates on our loans and deposit products. The type of institutions we compete with include large regional financial institutions, community banks, thrifts and credit unions operating within our market areas. Nontraditional sources of competition for loan and deposit dollars come from captive auto finance companies, mortgage banking companies, internet banks, brokerage companies, insurance companies and direct mutual funds. As a result of their size and ability to achieve economies of scale, certain of our competitors offer a broader range of products and services than we offer. We expect competition to remain intense in the future due to legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. In addition, to stay competitive in our markets we may need to adjust the interest rates on our products to match the rates offered by our competitors, which could adversely affect our net interest margin. As a result, our profitability depends upon our continued ability to successfully compete in our market areas while achieving our investment objectives.

We may be the subject of litigation, which could result in legal liability and damage to our business and reputation.

From time to time, we may be subject to claims or legal action from customers, employees or others. Financial institutions like the Company and State Bank are facing a growing number of significant class actions, including those based on the manner of calculation of interest on loans and the assessment of overdraft fees. Future litigation could include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. We are also involved from time to time in other reviews, investigations and proceedings (both formal and informal) by governmental and other agencies regarding our business. These matters also could result in adverse judgments, settlements, fines, penalties, injunctions or other relief. Like other large financial institutions, we are also subject to risk from potential employee misconduct, including non-compliance with policies and improper use or disclosure of confidential information.

Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation exceed our insurance coverage, they could have a material adverse effect on our financial condition and results of operations. In addition, we may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms, if at all.

We could face legal and regulatory risk arising out of our residential mortgage business.

Numerous federal and state governmental, legislative and regulatory authorities are investigating practices in the business of mortgage and home equity lending and servicing and in the mortgage-related insurance and reinsurance industries. We could face the risk of class actions, other litigation and claims from: the owners of or purchasers of such loans originated or serviced by us, homeowners involved in foreclosure proceedings or various mortgage-related insurance programs, downstream purchasers of homes sold after foreclosure, title insurers, and other potential claimants. Included among these claims are claims from purchasers of mortgage and home equity loans seeking the repurchase of loans where the loans allegedly breached origination covenants, representations, and warranties made to the purchasers in the purchase and sale agreements. The CFPB has issued new rules for mortgage origination and mortgage servicing. Both the origination and servicing rules create new private rights of action for consumers against lenders and servicers in the event of certain violations.

We may be required to repurchase loans we have sold or indemnify loan purchasers under the terms of the sale agreements, which could adversely affect our liquidity, results of operations and financial statements.

When State Bank sells a mortgage loan, it agrees to repurchase or substitute a mortgage loan if it is later found to have breached any representation or warranty State Bank made about the loan or if the borrower is later found to have committed fraud in connection with the origination of the loan. While we have underwriting policies and procedures designed to avoid breaches of representations and warranties as well as borrower fraud, there can be no assurance that no breach or fraud will ever occur. Required repurchases, substitutions or indemnifications could have an adverse impact on our liquidity, results of operations and financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements. Examples of forward-looking statements include: (a) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (b) statements of plans and objectives of the Company or our Board of Directors or management, including those relating to products and services; (c) statements of future economic performance; (d) statements of future customer attraction or retention; and (d) statements of assumptions underlying these statements. Forward-looking statements reflect our expectations, estimates or projections concerning future results or events. We sometimes use words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “may,” “would be,” “will allow,” “will likely result,” “will continue,” “will remain,” and similar expressions, as they relate to us, our management and our industry, to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those risk factors identified above. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic and political conditions in the market areas in which we and our subsidiaries operate, changes in laws, regulations or policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in which the Company and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, unanticipated litigation, the loss of key personnel and other factors. There is also the risk that the Company’s management or Board of Directors incorrectly analyzes these risks and forces, or that the strategies the Company develops to address them are unsuccessful.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect. Forward-looking statements speak only as of that date on which they are made. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

WHERE YOU CAN FIND MORE INFORMATION

AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. In addition, we file annual, quarterly and special reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov or on our website at www.YourSBFinancial.com. You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our Commission filings are also available at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006. For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call 212-401-8700.

We “incorporate by reference” into this prospectus the information we file with the Commission (Commission file number 000-13507), which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that we file with the Commission after the date of this prospectus will automatically update this prospectus.  We incorporate by reference the documents listed below, and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 10, 2017;

●	our Definitive Proxy Statement relating to our 2017 annual meeting of shareholders, filed with the Commission on March 10, 2017; and

●	the description of our common shares, which is contained in our registration statement on Form S-1 filed with the Commission on September 22, 2014 (File No. 333-198879), as amended by the Pre-Effective Amendment No. 1 to Form S-1 filed with the Commission on November 6, 2014, as updated in any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: SB Financial Group, Inc., P.O. Box 467, Defiance, Ohio 43512, Attention: Anthony V. Cosentino, telephone number (419) 785-3663, email SBFG.IR@YourStateBank.com.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing capital expenditures and acquisitions. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our articles of incorporation and code of regulations, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Common Stock

Our articles of incorporation authorize our board of directors to issue 10,000,000 shares of common stock, without par value. Each common share of the Company entitles the holder to one vote for the election of directors and for all other matters submitted to the shareholders of the Company for their consideration. Our articles of incorporation provide that shareholders do not have the right to vote cumulatively in the election of directors. Our shareholders do not have pre-emptive rights. Each common share of the Company entitles the holder thereof to share ratably in the Company’s net assets legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment. The holders of our common shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Company’s common shares. The Company can pay dividends on their outstanding common shares in accordance with the terms of the Ohio General Corporation Law. The Ohio General Corporation Law generally provides that the board of directors may declare and pay dividends to shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation, which is defined generally as the excess of the corporation’s assets plus stated capital over its liabilities, and is not in violation of the rights of the holders of shares of any other class. In addition, no dividend may be paid when a corporation is insolvent or there is reasonable ground to believe that by payment of the dividend the corporation would be rendered insolvent. All shares outstanding before this offering are, and the shares to be issued in this offering will be, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of holders of any classes or series of preferred stock that we may issue in the future. As of April 7, 2017, 4,873,318, shares of common stock were outstanding.

Preferred Stock

Our articles of incorporation authorize our board of directors to issue, without further action by the holders of our common stock, up to 200,000 shares of preferred stock, in one or more series, from time to time, with such rights, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to the articles adopted by our board of directors. As of April 7, 2017, 15,000 Series A Preferred Shares were outstanding. The Series A Preferred Shares were issued in connection with the issuance of 1,500,000 depositary shares, each representing a 1/100th ownership interest in a 6.50 percent Noncumulative Convertible Preferred Share, Series A, with a liquidation preference of $1,000 per share (equivalent to $10.00 per depositary share).

The authority of our board of directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price, redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof. The issuance of preferred stock could have an adverse effect on the rights of holders of common stock. For example, any preferred stock may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both.

Under Ohio law, absent a determination by our board of directors to establish different voting rights, holders of preferred shares would be entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law would also entitle the holders of preferred shares to exercise a class vote on certain matters.

Classified Board of Directors; Election of Directors

Our articles of incorporation provide for a classified board of directors consisting of not less than nine directors, with the directors divided into three classes and elected for three-year terms. Each year the term of one class expires. As a result, approximately one-third of the directors are elected at each annual meeting of shareholders. This can delay the ability of a significant shareholder or group of shareholders to gain control of our board of directors.

Our code of regulations provide that the number of directors cannot be fewer than nine nor more than 15, Currently, our board of directors consists of nine directors. Pursuant to the code of regulations, any change in the number of directors cannot have the effect of shortening the term of any incumbent director; and no action may be taken to increase the number of directors unless at least two-thirds of the directors then in office concur in such action. A director or directors may be removed from office, only by the vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company entitling them to elect directors in place of those to be removed. Under the Ohio General Corporation Law, the removal of a director or directors of the Company may only be effected for cause. This will prevent a shareholder or group of shareholders from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removals with their own nominees.

Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board. Under Ohio law, unless a corporation’s articles of incorporation or code of regulations otherwise provide, the remaining directors of a corporation may fill any vacancy on the board by the affirmative vote of a majority of the remaining directors. Vacancies at the Company, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of two-thirds of the whole authorized number of directors or by the affirmative vote of the holders of at least four-fifths of the outstanding voting power of the corporation voting at a meeting of the shareholders called for such purpose or in any other manner provided by law, the articles or the code of regulations.

Our code of regulations requires that notice in writing of proposed shareholder nominations for the election of directors be given to our secretary prior to the meeting. The notice must contain certain information about the non-incumbent nominee, including name, age, business or residence address of each nominee proposed in such notice, the principal occupation or employment of each such nominee, and the number of common shares of the company owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

Pursuant to our code of regulations, special meetings of shareholders may be called only by the following: the chairman of the board, the president or, in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president; a majority of the directors acting with or without a meeting; or the holders of at least 25% of all shares outstanding and entitled to vote.

To be timely, shareholder notice of a nomination for election of a director at an annual meeting must be received by the secretary of the Company on or before the later of (i) February l, immediately preceding such annual meeting or (ii) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the 31st day next following such anniversary, then the written notice must be received by the secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed by a shareholder for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders.

Supermajority voting requirement

Our articles of incorporation provide that, notwithstanding any provision of the Ohio General Corporation law requiring for any purpose the vote, consent, waiver or release of holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Company, such action, unless otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Company.

However, our articles of incorporation provide that, unless two-thirds of the whole authorized number of directors recommends the approval of the following matters, such matters require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the Company’s voting power:

●	a proposed amendment to the articles;
●	proposed new regulations, or an alteration, amendment or repeal of the regulations;
●	an agreement providing for the merger or consolidation of the Company with or into one or more other corporations;
●	a proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;
●	a proposal to sell, lease, or exchange all or substantially all of the property and assets of the Company;
●	a proposed dissolution of the Company; or
●	a proposal to fix or create the number of directors by action of the shareholders of the Company.

Shareholder vote required to approve business combinations with principal shareholders

Our articles of incorporation require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the voting power of the Company and the affirmative vote of at least two-thirds of the outstanding shares not held by a “Controlling Person,” to approve certain “Business Combinations.” A “Controlling Person” is any shareholder who beneficially owns shares entitling the shareholder to exercise 20% or more of the voting power of the Company in the election of directors. A “Business Combination” is defined to include:

●	any merger or consolidation of the Company with or into a Controlling Person or an affiliate or associate of a Controlling Person;
●	any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary, including, without limitation, any voting securities of a subsidiary of the Company, to a Controlling Person or an affiliate or associate of a Controlling Person;
●	any merger into the Company or a subsidiary of the Company of a Controlling Person or an affiliate or associate of a Controlling Person;
●	any sale, lease, exchange, transfer or other disposition of all or any part of the assets of a Controlling Person or an affiliate or associate of a Controlling Person to the Company or a subsidiary of the Company, excluding certain insignificant sales or dispositions;
●	any reclassification of the common shares of the Company, or any recapitalization involving the common shares of the Company consummated within five years after the Controlling Person becomes a Controlling Person; and
●	any agreement, contract or other arrangement providing for any of the above transactions.

The shareholder vote requirements described above do not apply, however, if the Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the Company owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the consideration to be received by such shareholders is at least equal to the “Minimum Price Per Share,” as defined in our articles of incorporation.

Anti-takeover statutes

Certain state laws make a change in control of the Company more difficult, even if desired by the holders of the majority of our common shares. Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute. The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

●	one-fifth or more, but less than one-third, of the voting power;
●	one-third or more, but less than a majority, of the voting power; or
●	a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide. We have not opted out of the application of the control share acquisition statute.

Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An interested shareholder is a person who owns 10% or more of the shares of the corporation. An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares. After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

●	the board of directors approves the transaction;
●	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or
●	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. We have not opted out of the Ohio merger moratorium statute.

Ohio Anti-Greenmail Statute. Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

Limitation of Director Liability

Under the Ohio General Corporation Law, a director’s liability to us or our shareholders for damages is limited to only those situations where it is proven by clear and convincing evidence that his act or failure to act was undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests and those situations involving unlawful loans, asset distributions, dividend payments or share repurchases. As a result, shareholders may be unable to recover monetary damages against directors for actions that constitute gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company located in Cranford, New Jersey.

DESCRIPTION OF THE DEPOSITARY SHARES

We may elect to offer fractional shares of our preferred stock. If we do elect to offer fractional shares of our preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend or distribution rights, liquidation rights, redemption rights, voting rights, preemptive rights, conversion rights, and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the Commission.

As of April 7, 2017, 1,500,000 depositary shares were outstanding, each representing a 1/100th ownership interest in a 6.50 percent Noncumulative Convertible Preferred Share, Series A, with a liquidation preference of $1,000 per share (equivalent to $10.00 per depositary share).

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;
●	through agents; and/or
●	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

 The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Porter Wright Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by our company in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$3,477
Legal fees and expenses		**
Accounting fees		**
Printing expenses		**
Miscellaneous		**

Total	$	**

** Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of Directors and Officers.

Section 1701.13 of the Ohio General Corporation Law provides that directors and officers of Ohio corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 1701.13 provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our code of regulations contains the following provisions with respect to the indemnification of directors and officers:

Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action threatened or instituted directly by the corporation) by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

II-1

Section 5.02. Discretionary Indemnification. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation may also indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit which is threatened or instituted by the corporation directly (rather than a derivative action in the right of the corporation) to produce a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him, judgments and amounts paid in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.02 hereof, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification under Sections 5.01 and 5.02 (unless ordered by a court) shall be made by the corporation only upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (C) by the shareholders. Any determination made by the disinterested directors or by independent legal counsel under this Section 5.04 to provide indemnity under Section 5.01 or 5.02 to a person threatened or sued in the right of the corporation (derivatively) shall be promptly communicated to the person who threatened or brought the derivative action or suit in the right of the corporation, and such person shall have the right, within 10 days after receipt of such notification, to petition the Court of Common Pleas of Defiance County, Ohio or the court in which action or suit was brought to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including attorneys’ fees) incurred in defending any civil or criminal action, suit, or proceeding referred to in Sections 5.01 and 5.02 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repays such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Five.

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Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Five.

Section 5.08. Definition of “the Corporation”. As used in this Article Five, references to “the corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

The Company has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

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Item 16.	Exhibits.

The documents listed below are filed with this Registration Statement as exhibits or incorporated into this Registration Statement by reference as noted:

Exhibit Number	Exhibit Description

3.1	Amended Articles of the Company (incorporated herein by reference to Exhibit 3(a)(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507)).

3.2

Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507)).

3.3	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507)).

3.4	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2011).

3.5

Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

3.6	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2014 (File No. 0-13507)).

3.7

Amended and Restated Regulations of the Company (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

3.8

Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Company by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

4.1

Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A, of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.2	Form of Depositary Receipt of the Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3

Deposit Agreement, dated November 6, 2014, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. as Depositary, and the Holders from time to time of the Depositary Receipts described therein (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

5*	Opinion of Porter Wright Morris & Arthur LLP.

23.1*	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23.2*	Consent of BKD, LLP.

24*	Power of Attorney.

* Filed herewith.

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on April 7, 2017.

SB FINANCIAL GROUP, INC.

By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino, Executive Vice
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Klein	President and Chief Executive Officer	April 7, 2017
Mark A. Klein	(Principal Executive Officer) and director

/s/ Anthony V. Cosentino	Executive Vice President and	April 7, 2017
Anthony V. Cosentino	Chief Financial Officer
(Principal Financial and Accounting
Officer)

*Gary M. Cates	Director	April 7, 2017
Gary M. Cates

*George W. Carter	Director	April 7, 2017
George W. Carter

*Robert A. Fawcett, Jr.	Director	April 7, 2017
Robert A. Fawcett, Jr.

*Gaylyn J. Finn	Director	April 7, 2017
Gaylyn J. Finn

*Richard L. Hardgrove	Director	April 7, 2017
Richard L. Hardgrove

*Rita A. Kissner	Director	April 7, 2017
Rita A. Kissner

*William G. Martin	Director	April 7, 2017
William G. Martin

*Timothy J. Stolly	Director	April 7, 2017
Timothy J. Stolly

*By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino, attorney-in-fact for each of the persons indicated

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Exhibit Index

Exhibit Number	Exhibit Description

3.1	Amended Articles of the Company (incorporated herein by reference to Exhibit 3(a)(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507)).

3.2	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507))

3.3	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507)).

3.4	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2011).

3.5

Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

3.6	Certificate of Amendment to the Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2014 (File No. 0-13507)).

3.7

Amended and Restated Regulations of the Company (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

3.8

Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Company by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

4.1

Form of Certificate for 6.50% Noncumulative Convertible Perpetual Preferred Shares, Series A, of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.2

Form of Depositary Receipt of the Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

4.3	Deposit Agreement, dated November 6, 2014, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. as Depositary, and the Holders from time to time of the Depositary Receipts described therein (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on November 6, 2014 (File No. 333-198879)).

5*	Opinion of Porter Wright Morris & Arthur LLP.

23.1*	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23.2*	Consent of BKD, LLP.

24*	Power of Attorney.

* Filed herewith.

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